Press Release for Management Change Announcement

The Manitowoc Company Announces Management Transition in Foodservice Segment

MANITOWOC, Wis. – April 3, 2013 -- The Manitowoc Company, Inc. (NYSE: MTW) today announced that Michael Kachmer has resigned as president of the Company’s Foodservice segment and as senior vice president of the Company to pursue a chief executive officer role. Chairman and Chief Executive Officer Glen Tellock will lead the Foodservice segment on an interim basis while the Company searches for Mr. Kachmer’s successor. Several strong internal candidates are being considered to serve as president of Foodservice on a permanent basis.

“Mike has been instrumental to the development of Manitowoc Foodservice and leaves the segment poised for additional growth in 2013 and beyond as we continue to execute on strategies to gain market share, drive innovation in our core brands and improve operational efficiencies across our global footprint,” said Mr. Tellock. “We thank Mike for his contributions to our company and wish him well in his future endeavors. Meanwhile, our deep management bench and strong succession planning process provides a solid foundation to ensure a smooth transition and execute on our long-term strategy.”

About The Manitowoc Company, Inc.

Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 115 manufacturing, distribution, and service facilities in 26 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world's leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In 2012, Manitowoc’s revenues totaled $3.9 billion, with more than half of these revenues generated outside of the United States.

Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	the ability to achieve additional growth in 2013 and beyond;

•	the successful execution of our strategies to gain market share, drive innovation in our core brands and improve operational efficiencies across our global footprint;

•	the successful transition in the Foodservice segment leadership; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Contact:
Glen E. Tellock
Chairman & Chief Executive Officer
920-652-1779